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                                                                      Exhibit 11


                         Independent Auditors' Consent


The Board of Trustees of
    The Monitor Funds:


We consent to the references to our firm under the headings "Independent Auditors" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Combined Statement of Additional Information included herein. We also consent to the use of our reports dated February 13, 1998 and July 7, 1998 as incorporated by reference herein.

/s/ KPMG Peat Marwick LLP

Columbus, Ohio
September 25, 1998